Exhibit 99.01

ALPHA ENERGY, INC. Prepares to Pursue Uplisting to Major Exchange.

HOUSTON, NOVEMBER 23, 2020 (GLOBE NEWSWIRE) – Alpha Energy, Inc. (OTC.PK - APHE) ("Alpha") announced all hurdles are cleared prior to it pursuing an uplisting to a major exchange.

On November 20, 2020, Alpha Energy submitted its 10Q for the third quarter of 2020. With the filing of our first and second quarter Qs earlier this month, this brings the company back into fully-reporting status. The delay in the process was brought about when our previous auditor came under censure by the SEC for issues unrelated to Alpha (see press release 7/22/20). This necessitated that we find a new auditor and, as a precautionary measure, re-do our audits for 2018 and 2019.

In the face of headwinds brought on by the COVID-19 pandemic and the Russian-Saudi Arabian price war, Alpha brought on Mr. Jay Leaver as president in June 2020. Mr. Leaver is a geologist and explorationist with over thirty years’ experience in the petroleum industry. The management team at Alpha secured new contracts over the development projects in Oklahoma evaluated earlier in 2019 and extended its contracts over its exploration projects in Texas and New Mexico. Recognizing the changed market conditions, the new contracts (previously announced in press releases on 7/15/20, 7/20/20, and 9/25/20) represent a substantial discount to the amounts originally agreed to under the outdated and lapsed contracts. Alpha also earlier received an independent engineering report on the three projects, certified under GAAP standards, in January of this year. Pricing was $55.85/bbl for oil and $2.58/mcf for gas, so not reflective of current pricing but within certain analyst’s expectations for 2021. Net reserves for all three development projects are 2.8 million barrels of oil and 8.8 bcf of gas. Management believes that the reserve potential in some of these projects is much higher than can be considered proved or probable under GAAP standards. Additionally, the development projects are each capable of producing oil and gas at low operating costs, allowing Alpha to be profitable even at significantly lower oil prices than in today’s market. This will allow Alpha the flexibility to drill if pricing permits or stand pat if market conditions so dictate.

Alpha is therefore now poised to begin its next phase of operations, with three development and two exploration projects under contract, including an 87.5% ownership of assets in Rogers County, Oklahoma that are already assigned to Alpha (press release 7/15/20). Alpha has an independent engineering report on the three development projects. The company holds no reserve lending debt and is preparing to apply for uplisting to a major exchange (NYSE American) via a $15 million secondary offering. Under the terms of the development project contracts and the Use of Proceeds stipulated in the secondary offering, Alpha will be acquiring 4.2 million BOE in reserves for $0.56 per BOE.

John Lepin, CFO of Alpha Energy, reflected on the bright future: “It has been tough sledding getting to this point, but with persistence and low overhead and the support of our investors we anticipate that 2021 will be a banner year for Alpha.”

Alpha Energy, Inc. is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development and production of crude oil and natural gas. Additional information is available on the Company's website at www.alpha-energy.us.

Safe Harbor

This press release contains forward-looking statements regarding Alpha Energy that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Alpha’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "projects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Alpha's operations or financial results are included in Alpha's other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Alpha does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

For more information contact John Lepin at info@alpha-energy.us.